                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth subsidiaries of The Dexter Corporation which are included in the consolidated financial statements.

                                                              PERCENTAGE OF       JURISDICTION IN WHICH
                          NAME                                 OWNERSHIP(A)     INCORPORATED OR ORGANIZED
                          ----                               ----------------   -------------------------
Canstoll GmbH............................................       100%            Austria
Crown Metro Aerospace Coatings, Inc. ....................       100%            South Carolina
DDL Sales Limited........................................        80%(D)(B)      Scotland
Dexter Asia Pacific Limited..............................       100%(C)         Hong Kong
Dexter Automotive Materials GmbH.........................       100%(E)(B)      Germany
Dexter ADAF Holdings, Inc. ..............................       100%(F)         Delaware
Dexter do Brasil Ltda. ..................................       100%            Brazil
Dexter Electronic Materials (M) Sdn. Bhd.................       100%            Malaysia
Dexter Environmental Assurance Ltd. .....................       100%            Bermuda
Dexter Europe S.A. ......................................       100%            Belgium
Dexter Holdings..........................................       100%            England
Dexter Hysol Aerospace, Inc. ............................       100%            Delaware
Dexter Hysol (Malaysia) Sdn. Bhd. .......................       100%(G)         Malaysia
Dexter International Corporation.........................       100%            Connecticut
Dexter International (Thailand), Ltd. ...................       100%            Thailand
Dexter Magnetic Materials GmbH...........................       100%(E)         Germany
Dexter Mexicana S.A. de C.V. ............................       100%            Mexico
Dexter Midland Company Limited...........................        70%            Japan
Dexter Nonwovens A.B. ...................................       100%            Sweden
Dexter Overseas Limited..................................       100%(C)(B)      England
Dexter Pacific, Inc. ....................................       100%            Japan
Dexter Packaging Products, S.A. .........................       100%            Spain
Dexter Philippines, Inc. ................................       100%            Philippines
Dexter Powders, Inc. ....................................       100%(B)         Delaware
Dexter (RPI), Inc. ......................................       100%(B)         Delaware
Dexter S.A. .............................................        97%            France
Dexter S.p.A. ...........................................       100%(F)         Italy
Dexter Speciality Chemicals Limited......................       100%(C)(B)      England
Dexter Speciality Materials Limited......................       100%(C)         Scotland
Dexter South Africa (Pty) Ltd. ..........................        60%            South Africa
Dexter U.K. Limited......................................       100%(H)         England
Hysol Limited............................................       100%            Japan
Kettlebrook Insurance Company, Ltd. .....................       100%(I)         Bermuda
Kolack A.G. .............................................       100%            Switzerland
Life Technologies, Inc. .................................        52%            Delaware
Permag Corp. ............................................       100%            New York

                                                              PERCENTAGE OF       JURISDICTION IN WHICH
                          NAME                                 OWNERSHIP(A)     INCORPORATED OR ORGANIZED
                          ----                               ----------------   -------------------------
Potter Paint Company of Texas, Inc. .....................       100%            Texas
QMI Asia Pte. Ltd. ......................................       100%            Singapore
The Dexter GmbH..........................................       100%(C)         Germany
Vernicolor A.G. .........................................       100%            Switzerland
Windsor Locks Canal Company..............................       100%            Connecticut

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(A) including directors' qualifying shares
(B) inactive
(C) owned by Dexter U.K. Limited
(D) owned by Dexter Speciality Materials Limited
(E) owned by The Dexter GmbH
(F) owned by Crown Metro Aerospace Coatings, Inc.
(G) owned by Dexter Asia Pacific Limited
(H) owned by Dexter Holdings
(I) owned 67% by The Dexter Corporation
    and 33% by Dexter U.K. Limited

     The following table sets forth subsidiaries of Life Technologies, Inc. (owned 52% by The Dexter Corporation) which are included in the consolidated financial statements.

                                                        PERCENTAGE OF       JURISDICTION IN WHICH
                       NAME                               OWNERSHIP       INCORPORATED OR ORGANIZED
                       ----                            ----------------   --------------------------
Canadian Life Technologies, Inc. ..................       100%            Ontario
Custom Primers, Inc. ..............................       100%            California
Laboratory Services Ltd. ..........................       100%            New Zealand
Life Technologies A.G. ............................       100%(B)         Switzerland
Life Technologies A.S. ............................       100%            Denmark
Life Technologies Asia Pacific, Inc. ..............       100%            Delaware
Life Technologies B.V..............................       100%(B)         Netherlands
Life Technologies do Brasil Ltda. .................       100%            Brazil
Life Technologies Foreign Sales Corporation........       100%            Barbados
Life Technologies GIBCO BRL Co., Ltd. .............        51%            Republic of China (Taiwan)
Life Technologies GmbH.............................       100%(B)         Germany
Life Technologies Holdings, Unlimited..............       100%            Scotland
Life Technologies Investment Holdings, Inc. .......       100%            Delaware
Life Technologies Italia S.r.1. ...................       100%            Italy
Life Technologies Ltd. ............................       100%(A)         Scotland
Life Technologies Ltd. ............................       100%            New Zealand
Life Technologies Mauritius Ltd. ..................       100%            Mauritius
Life Technologies Oriental K.K. ...................        80%            Japan
Life Technologies Overseas Ltd. ...................       100%(A)         Scotland
Life Technologies (Pacific) Ltd. ..................       100%            Hong Kong
Life Technologies Pty. Ltd. .......................       100%            Australia
Life Technologies S.A. ............................       100%            Spain
Life Technologies S.A.R.L. ........................       100%(B)         France
Life Technologies Sweden AB........................       100%            Sweden
Life Technologies Uruguay, S.A. ...................       100%            Uruguay
N.V. Life Technologies S.A. .......................       100%(B)         Belgium
Serum Technologies Holdings, Inc. .................       100%            Delaware
Serum Tech (unincorporated joint venture)..........        40%(C)         Maryland

---------------
(A) owned by Life Technologies Holdings, Unlimited
(B) owned by Life Technologies Overseas Ltd.
(C) owned by Serum Technologies Holdings, Inc.

     The following unconsolidated companies owned in part by The Dexter Corporation are accounted for by the equity method. Financial statements of these companies are not required because when considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

                                                              PERCENTAGE OF       JURISDICTION IN WHICH
                          NAME                                  OWNERSHIP       INCORPORATED OR ORGANIZED
                          ----                               ----------------   -------------------------
Akzo Dexter Aerospace Finishes VoF.......................        40%(A)         Netherlands
Hysol Indael de Mexico S.A. .............................        49%(B)         Mexico
Lexter S.r.1. ...........................................        49%(B)(D)      Italy
Midland-Dexter de Venezuela, S.A. .......................        49%(C)         Venezuela

---------------
(A) owned by Dexter ADAF Holdings, Inc.
(B) owned by The Dexter Corporation
(C) owned 13.9% by Dexter U.K. Ltd. and 35.1% by The Dexter Corporation
(D) inactive